UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2012

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)
10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)
(502) 426-4800 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into Material Definitive Agreements.

On April 30, 2012, NTS Mortgage Income Fund (the “Fund”) entered into a series of related agreements pursuant to which: (i) the Fund sold and Glen Arden Development, LLC, a Delaware limited liability company (“Glen Arden”) purchased all of the issued and outstanding capital stock of NTS/Virginia Development Company, a Virginia corporation and wholly owned subsidiary of the Fund (“NTS/Virginia”), pursuant to a Stock Purchase and Sale Agreement (the “Stock Purchase Agreement”); (ii) the Fund sold and Bellemeade Development, LLC, a Delaware limited liability company (“BDL”), purchased the Fund’s 50% general partnership interest in Orlando Lake Forest Joint Venture, a Florida joint venture (“OLFJV”), pursuant to a Partnership Interest Purchase and Sale Agreement (the “Partnership Interest Purchase Agreement” and together with the Stock Purchase Agreement, the “Purchase Agreements”); (iii) the Fund retained and appointed NTS Development Company, a Kentucky corporation (“NDC”), pursuant to an Agreement Regarding Lake Forest Country Club Memberships (the “Lake Forest Country Club Agreement”), to assist the Fund and Mortgage Income Fund Liquidating Trust, a Delaware statutory trust and the Fund’s liquidating trust (the “Liquidating Trust”), without charge, with regard to the negotiation and/or sale of approximately 184 unsold golf memberships and approximately 76 sports memberships of Lake Forest Country Club (the “LFCC Memberships”) owned by NTS/Lake Forest II Residential Corporation, a Kentucky corporation and wholly owned subsidiary of the Fund (“LFII”), and to purchase any LFCC Memberships remaining unsold as of April 30, 2017 for a purchase price based upon a pre-determined formula, as an inducement to the Fund to enter into the transactions contemplated by the Purchase Agreements; and (iv) the Fund entered into an amendment (the “Amendment to Guaranty Agreement”) to its Guaranty Agreement with NTS Guaranty Corporation (the “Guarantor”), an affiliate of the Fund’s sponsor, dated as of March 31, 1989, by and between the Company and the Guarantor (the “Guaranty Agreement”), pursuant to which the Guarantor had agreed that, at the time of the Fund’s final liquidating distributions, the total distributions the Fund had made to its stockholders from all sources during its existence will be at least equal to the original capital contributions attributable to the Fund’s then outstanding shares of common stock. The Amendment to Guaranty Agreement modifies the payment schedule satisfying the Guarantor’s obligations under the Guaranty Agreement as follows:

a)	on December 31, 2013, the aggregate sum of Five Hundred Thousand Dollars ($500,000.00);
b)	on December 31, 2014, the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000.00);
c)	on December 31, 2015, the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000.00);
d)	on December 31, 2016, the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000.00); and
e)
on December 31, 2017, the aggregate sum of Five Million Dollars ($5,000,000.00).  In the event any such payment is not made when due, the due dates of the remaining payments shall be accelerated by one year and shall be due and payable (along with any amounts due and unpaid) upon such accelerated schedule.

f)
If, however, the final liquidating distributions from the Liquidating Trust are made prior to the dates in (a) through (e) above, the payment of the balance of the Guarantor’s guaranty obligation will be due and owing.

The Stock Purchase Agreement is the definitive acquisition agreement for the Fawn Lake development and the Partnership Interest Purchase Agreement is the definitive acquisition agreement for the Fund’s 50% joint venture interest in OLFJV, each as contemplated by the letter agreement, dated December 7, 2011 between the Fund, NTS/Virginia and NDC, as more fully set forth in the Fund’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2011.

On April 30, 2012, the Fund, NTS/Virginia, LFII, OLFJV, the Guarantor, Glen Arden and BDL entered into a Fourth Omnibus Amendment to Loan Documents (the “Omnibus Amendment”), with PNC Bank, National Association (“PNC”) in connection with the Fund’s mortgage loan with PNC and documents related thereto (the “Loan Documents”).  Pursuant to the Omnibus Amendment: (i) PNC consented to the sale by the Fund of the NTS/Virginia stock to Glen Arden, the sale by the Fund of its 50% interest in OLFJV to BDL and the release of the Fund and LFII from their respective obligations under the Loan Documents; and (ii) Glen Arden and BDL agreed to assume the loan obligations and be bound by the Loan Documents as co-borrowers.

On April 30, 2012, the Fund entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) with Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as a trustee (the “Resident Trustee”), and Robert H. Rice, Sr., as managing trustee (the “Managing Trustee” and, with the Resident Trustee, the “Trustees”), pursuant to which the Fund and the Trustees formed the Liquidating Trust.  The Fund’s stockholders of record immediately prior to the formation of the Liquidating Trust are the initial beneficiaries of the Liquidating Trust with the same beneficial interest in the Liquidating Trust as the former stockholders held in the Fund. Immediately following the formation of the Liquidating Trust, the Fund transferred all of its remaining assets and liabilities to the Liquidating Trust.  The formation of the Liquidating Trust and the transfer by the Fund of all of its assets and liabilities thereto is consistent with the Fund’s Plan of Dissolution and Complete Liquidation and subsequent Order by the Chancery Court of the State of Delaware continuing the Fund’s existence to June 30, 2012 (see, the Fund’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2008 (for a description of the Fund’s Plan of Dissolution and Complete Liquidation) and the Fund’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2012 (for a description of the Order continuing the Fund’s existence to June 30, 2012)).

On April 30, 2012, in connection with the liquidation, the Fund entered into a Termination of Advisory Agreement with NTS Advisory Corporation, a Delaware corporation (the “Advisor”) whereby the Fund terminated the Advisory Agreement dated March 31, 1989 pursuant to which the Fund had appointed the Advisor to act as its investment and management advisor on the terms and conditions set forth therein.  The Guarantor consented to the Termination of the Advisory Agreement.

Also on April 30, 2012, in connection with the liquidation, the Fund entered into a Termination of Services and Development Agreement with Residential Management Company, a Kentucky corporation (“Residential”) whereby the Fund terminated the Services and Development Agreement dated as of January 1, 2009, as amended.

A copy of the executed Stock Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.  A copy of the executed Partnership Interest Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.  A copy of the executed Lake Forest Country Club Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3. A copy of the Amendment to Guaranty Agreement is attached to this Current Report on Form 8-K as Exhibit 10.4.  A copy of the Omnibus Amendment is attached to this Current Report on Form 8-K as Exhibit 10.5.  A copy of the Liquidating Trust Agreement is attached to this Current Report on Form 8-K as Exhibit 10.6.  A copy of the Termination of Advisory Agreement is attached to this Current Report on Form 8-K as Exhibit 10.7.  A copy of the Termination of Services and Development Agreement is attached to this Current Report on Form 8-K as Exhibit 10.8.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 30, 2012, immediately following the Fund’s transfer all of its remaining assets and liabilities to the Liquidating Trust, all of the Fund’s officers (other than Gregory A. Wells, the Fund’s Chief Financial Officer) and all of the members of its Board of Directors resigned effective immediately. Gregory A. Wells’ resignation will be effective immediately subsequent to the filing of the Form 15. See Item 8.01 below. No director resigned because of a disagreement with the Fund on any matter relating to its operations, policies or practices.

Item 7.01.  Regulation FD Disclosure.

On May 1, 2012, the Fund mailed a letter to its stockholders providing them an update on the Status of the Fund’s dissolution and liquidation process, including the closing of the transactions contemplated by the Purchase Agreements and the Lake Forest Agreement. A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 7.01 disclosure by reference.

Item 8.01.  Other Matters.

Immediately following the filing of this Current Report on Form 8-K, the Fund intends to file a Form 15, terminating the registration of its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Stock Purchase Agreement
	10.2	Partnership Interest Purchase Agreement
	10.3	Lake Forest Country Club Agreement
	10.4	Amendment to Guaranty Agreement
	10.5	Omnibus Amendment
	10.6	Liquidating Trust Agreement
	10.7	Termination of Advisory Agreement
	10.8	Termination of Services and Development Agreement
	99.1	Letter to Stockholders dated May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	May 1, 2012